LAWRENCE INSURANCE GROUP, INC.

                          500 Fifth Avenue

                       New York, New York 10110

                            _______________

                 ANNUAL MEETING -- AUGUST 29, 1995



To the Stockholders of
   Lawrence Insurance Group, Inc.:


     You are cordially invited to attend the 1995 Annual Meeting of your Company to be held at 10:00 a.m. on Tuesday, August 29, 1995 at 430 State Street, Schenectady, New York 12305.

     A report of current affairs of your Company will be presented at the Meeting.

     It is earnestly requested that you sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

     We are grateful for your assistance and express our appreciation in advance.


                                           Sincerely yours,



                                           F. HERBERT BRANTLINGER
                                           President and
                                           Chief Executive Officer



August 9, 1995












                   LAWRENCE INSURANCE GROUP, INC.
                          500 Fifth Avenue
                     New York, New York 10110
                          _______________

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            AUGUST 29, 1995
                          _______________

To the Stockholders of Lawrence Insurance Group, Inc.:

     Notice is hereby given that the 1995 Annual Meeting of Stockholders of Lawrence Insurance Group, Inc. ("the Company"), a Delaware corporation, will be held at 430 State Street, Schenectady, New York 12305 on Tuesday, August 29, 1995 at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

(1)   To elect ten (10) directors to serve until the 1996 Annual
      Meeting of Stockholders or until their respective successors have been duly elected and qualified;

(2) To ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as the independent accountants of the Company to examine and report on the financial statements for 1995; and

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on August 4, 1995 has been fixed, by the Board of Directors, as the date for the determination of Stockholders entitled to notice of and to vote at the 1995 Annual Meeting, and only Stockholders of record at such date will be entitled to vote. A list of Stockholders will be open to examination by Stockholders during ordinary business hours for a period of ten (10) days prior to the meeting at the offices of the Company, 430 State Street, Schenectady, New York 12305.

By Order of the Board of Directors



BARBARA C. LAWRENCE,
Secretary
New York, New York
August 9, 1995

                            IMPORTANT

     If you do not plan to attend this meeting, please sign and return the enclosed proxy. No postage is required if mailed in the United States. PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.

                   LAWRENCE INSURANCE GROUP, INC.
                         500 Fifth Avenue
                     New York, New York 10110
                         -----------------

                  ANNUAL MEETING OF STOCKHOLDERS
                         -----------------
                            PROXY STATEMENT

General Information

     THE ACCOMPANYING FORM OF PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAWRENCE INSURANCE GROUP, INC. ("THE COMPANY") FOR USE AT THIS ANNUAL MEETING OF THE COMPANY OR ANY ADJOURNMENT THEREOF. THE PERSONS NAMED IN THE FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons are officers of the Company. Any Stockholder desiring to appoint some other person to represent him at the Annual Meeting may do so either by inserting such person's name in the blank space provided in the enclosed form of proxy, or by completing another form of proxy and, in either case, delivering the completed proxy to the Secretary of the Company at the address indicated above, before the time of the Annual Meeting. It is the responsibility of the Stockholder appointing some other person to represent him to inform such person of his appointment. The company has first mailed these proxy materials to holders of shares of Common Stock, $.01 par value ("Stockholders") on or about August 15, 1995. The company's executive offices are located at 500 Fifth Avenue, New York, New York 10110.

     The proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for Proposal 1, to elect each of Management's ten (10) nominees for election as Directors, and in favor of Proposal 2, to ratify the appointment of independent accountants. Stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Meeting or any adjournment or adjournments thereof. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Company of its revocation. A Stockholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given. The outstanding voting stock of the Company as of August 4, 1995, the record date, consisted of 14,121,482 shares of Common Stock, $.01 par value per share (the Common Stock"), with each share entitled to one vote. Only Stockholders of record at the close of business on August 4, 1995 are entitled to vote at the Meeting.

     A copy of the Company's Annual Report for the year ended
December 31, 1994, is being mailed to Stockholders, simultaneously herewith. The financial statements of the Company for the year

                              1



ended December 31, 1994, and the Management's Discussion and Analysis of Financial Condition and Results of Operations for the three years ended December 31, 1994, contained in such Annual Report, are specifically incorporated herein by reference and made a part hereof.

     The Company's subsidiaries include United Community Insurance Company "UCIC", United Republic Insurance Company "URIC", Global Insurance Company "Global", Senate Insurance Company "Senate", Senate Syndicate, Inc. "Syndicate", and Senate National Life Insurance Company "SNLIC". On July 7, 1994, UCIC, with the consent of UCIC management, was placed in Rehabilitation by court order. Consequently, LIG and UCIC management no longer exercise any decision making authority or control over UCIC. As a result of this loss of control, UCIC results are included only through the date of the rehabilitation order on a deconsolidated basis.


































                              2

                 OWNERSHIP OF VOTING SECURITIES
          BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the holdings of Common Stock by each of the Company's Directors and by all Officers and Directors as a group as of December 31, 1994. Except as otherwise indicated, to the Company's knowledge all shares are beneficially owned, and investment and voting power is held, by the persons named as owners.
                                 AMOUNT OF        PERCENT OF
                                 BENEFICAL       OUTSTANDING
NAME OF BENEFICIAL OWNER         OWNERSHIP          SHARES
-------------------------       ---------           ------
Albert W. Lawrence (1)           6,587,071           46.6
F. Herbert Brantlinger (2)           2,873            *
Barbara C. Lawrence (3)          6,572,348           46.5
R. Wayne Diesel                       -               *
Lawrence A. Shore                   14,173            *
Nevin D. Harkness                      300            *
Milos R. Knorr                       3,000            *
William J. Mather (4)               27,716            *
Albert F. Kilts                       -               *
Vincent P. Brennan                   1,000            *

All Officers and Directors
as a group (1)(2)(3)(4)         13,208,481           93.5
------------
*Less than 1%

(1) Includes 6,572,197.5 shares held by Lawrence Group. In addition, there are 8,374 shares in the account of Mr. Lawrence in the 401(k) Plan.

(2) Includes 2,873 shares in the account of Mr. Brantlinger in the 401(k) Plan.

(3)  Includes 6,572,197.5 shares held by Lawrence Group.

(4) Includes 26,839 shares in the account of Mr. Mather in the 401(k) Plan.

     Under the securities laws of the United States, the Company's Directors, its Executive Officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to report in this Form 10-K any failure to file by these dates during 1994.

     In making these statements, the Company has relied upon the written representations of its incumbent Directors and Officers and its ten percent holders and copies of the reports that they have filed with the SEC.
                              3
                         PROPOSAL NO. 1
                    ELECTION OF DIRECTORS

     The By-Laws of the Company provide for the Company to have not less than three nor more than twenty-one Directors. Management proposes the election of the ten nominees named below to constitute the entire Board of Directors of the Company until the next Annual Meeting of Stockholders and until any successor shall be duly elected and shall qualify. Each of the nominees is currently a Director of the Company. In the event any nominee is unable or declines to serve, which the Board does not anticipate, it is intended that the proxies will be voted for the balance of those named and for any substitute nominees that the Board may designate, unless the Board has taken prior action to reduce its membership.

      MANAGEMENT RECOMMENDS A VOTE "FOR" THIS PROPOSAL

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY ARE AS FOLLOWS:

     The Directors and Executive Officers of the Company are as follows:

Name                          Age       Position
-----------------------      ----       ---------------------
Albert W. Lawrence            66        Chairman of the Board
F. Herbert Brantlinger        55        Chief Executive Officer
                                          President, Director
Albert F. Kilts               49        Treasurer, Chief Operating
                                          Officer, Director
R. Wayne Diesel (1)           49        Director
Barbara C. Lawrence           66        Secretary, Director
Lawrence A. Shore (1)         67        Director
Nevin D. Harkness (2)         73        Director
Milos R. Knorr (2)            76        Director
William J. Mather             57        Director
Rita E. Harfield              51        Director

(1)  Member of the Compensation Committee.

(2)  Member of the Audit Committee.  All members of the Audit
Committee serve only as Directors and have no management responsibilities with respect to the Company.

     All Directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. All of the Directors of the Company have served in their respective directorship capacities since October 19, 1986, except Mr. Lawrence and Mr. Shore who have been Directors since June 30, 1986, Mr. Mather who became a Director on October 7, 1987, Mr. Brantlinger who became a Director on December 14, 1989, Mr. Diesel who became

                              4
a Director on December 10, 1992, Mr. Kilts who became a Director on December 8, 1994 and Ms. Harfield who became a director on March
30, 1995.

     Albert W. Lawrence is the founder of Lawrence Group and its subsidiaries. He is the Chairman of the Board and Chief Executive Officer of Lawrence Group and has held various offices in the subsidiaries of Lawrence Group since prior to 1989. Mr. Lawrence serves as a Director of MTI.

     F. Herbert Brantlinger has been Chief Executive Officer and President of Lawrence Insurance Group, Inc. and UCIC since July 1990 and Chief Executive Officer and President of URIC since September 1992. He also holds various offices in certain subsidiaries of Lawrence Group. He also served as First
Executive Vice President of UCIC from September 1989 to July 1990.

     Albert F. Kilts has been Vice President and Chief Operating Officer of Lawrence Insurance Group, Inc. and UCIC since May, 1994. He previously served as Corporate Auditor for Lawrence Management Group, Inc. from August, 1991 through September, 1993 and as Director of Claims - UCIC from October, 1993 until January, 1994 when he also assumed responsibility for the entire claims operation. In December, 1994 he was also named as a Director, and the Treasurer of Lawrence Insurance Group, Inc. From 1975 until joining the Lawrence Group in August, 1991, Mr. Kilts was affiliated with Key Corp. He held various financial executive positions within the organization and most recently, served as Senior Vice President of Banking Administration at the parent company.

     R. Wayne Diesel is President and Chief Executive Officer of Mechanical Technology Incorporated, and serves on its Board of Directors. Previously he served as President and Chief Financial Officer of Lawrence Management Group, Inc. He became a Director of the Company in 1992 and served as its Treasurer in 1993. Prior to his association with the Lawrence Group, he was Administrative Vice President of Key Corp, a bank holding company; and previously had held various executive positions with the State of New York. He serves as a Director of several companies.

     Barbara C. Lawrence, the wife of Albert W. Lawrence, is the Secretary of Lawrence Group, Inc. and has held other offices in various subsidiaries of Lawrence Group, Inc. since prior to 1989. She has been active in financial, philanthropic, civic and church activities in New York and New England since 1950.

     Lawrence A. Shore retired from the office of President of Lawrence Management Group, Inc. during 1993, a position he held since July, 1990. Mr. Shore also retired as Treasurer of the Company, a position he had held since his appointment in 1991. In


                              5
his previous capacity with the Company, he served as Chief
Executive Officer and President of Lawrence Insurance Group, Inc.
and President of UCIC, offices which he had held since September
1986 and September 1985, respectively.  Mr. Shore serves as
Chairman of the Board of MTI.

     Nevin D. Harkness has been a Director of UCIC since October 1983. During 1993, Mr. Harkness retired from the position of Chief Executive Officer and President of The Olympic Regional Development Authority, Lake Placid, New York. Mr. Harkness has been involved in the field of athletics as administrator and coach since prior to 1989 and is currently acting as a consultant to the Company and its affiliates in the marketing of sports related coverages.

     Milos R. Knorr is active as an independent consultant and advisor in insurance, reinsurance and related fields, and acts as an arbitrator. He also serves as a Director of several companies. Prior to 1982, he held various senior executive positions with the INA Group (now CIGNA), including head of European Reinsurance Operations, President of INA Insurance Company of Canada and Senior Vice President of INA Reinsurance Company.

     William J. Mather is President of Global, Senate, SNLIC and holds various offices in various subsidiaries of Lawrence Group. He is currently the Chief Marketing Officer of Lawrence Group and President of the Lawrence Agency Corp. where he has been employed since prior to 1989.

     Rita E. Harfield is currently Vice President and Senior
Underwriting Officer for UCIC, a position she has held prior to 1989. She has held various positions within Lawrence Group since
1976.

     The Board of Directors met five times during 1994 and the audit committee met twice during 1994. All directors attended 75% or more of these meetings of the Board and appropriate committee meetings.

     On July 7, 1994, with the consent of UCIC, UCIC was placed in Rehabilitation by order of the Supreme Court of the State of New York, Schenectady County. Mr. Brantlinger was President of UCIC at the time of the order and for several years prior. Mr. Diesel had been Treasurer of UCIC at the time of the order and for several years prior and Mr. Lawrence was Chairman of the Board of UCIC at the time and for several years prior.








                              6

                     EXECUTIVE COMPENSATION

     The following table sets forth all compensation that the Company and its subsidiaries paid and/or accrued for the year ended December 31, 1994 to the most highly compensated Executive Officer whose total compensation from the Company and/or its subsidiaries exceeded $100,000 during such year.


                  SUMMARY COMPENSATION TABLE


Name and Principal - F. Herbert Brantlinger
Position in Group  - President & CEO of Company
---------------------------------------------------

                       Other  Restricted              All
                       Annual   Stock   LTIP    Pay-  Other
                       Compen-  Awards Options/ outs  Compen-
   Year Salary($) Bonus($) sation($) ($)   SARs  ($)  sation($)(2)

 ------------------------------------------------------------------
(3)1994   96,827                                                 0
   1993  201,400                                             2,014
(4)1992  205,273                                             2,053

-----------------
(1) The Company does not have any long-term compensation plans based upon the issuance of restricted stock awards, stock options and/or stock appreciation rights (SARs).

(2)  This category includes Company contributions to the 401(k)
Plan.

(3) Effective July 7, 1994, control of UCIC was assumed by the NYID. Amounts reported exclude compensation received subsequent to that date.

(4) Salary paid in 1992 reflects 53 pay weeks, as compared to 52 in 1993.

     The compensation of Albert W. Lawrence and Barbara C.
Lawrence, respectively, is paid by Lawrence Group and its subsidiaries other than the Company.

     In addition to the compensation reported above, some of the Executive Officers received compensation from Lawrence Group and its subsidiaries other than the Company.




                              7

Compensation Committee Interlocks and Insider Participation

     Members of the Compensation Committee consisted of Lawrence A. Shore, Chairman and Vincent P. Brennan prior to his resignation in March, 1995 and R. Wayne Diesel. Mr. Shore was formerly President and CEO of the Company and of UCIC prior to his retirement in 1991. While Mr. Diesel was treasurer of LIG, he was also the Chief Financial Officer for LIG's parent company and his compensation was established at that level. There were no compensation interlocks.

     Compensation programs for the Company's executive officers are administered by the Compensation Committee of the Company's Board of Directors. The Committee is composed of non-employee directors who are not eligible to participate in any of the executive compensation programs.

     The Company's executive compensation policies are designed to attract and retain qualified executives and ensure that their efforts are directed toward the long-term interests of the Company and the Company's shareholders. The executive compensation program is designed to provide value to the executive only if individual performance, Company performance versus budgeted earnings targets, longer term earnings per share growth and share price appreciation meet or exceed expectations while also taking into consideration challenges faced by the Company. The policies have been held in abeyance since the assumption of control of UCIC by the NYID.

     For 1994, there was no change in compensation levels for executive officers prior to the assumption of control of UCIC by the NYID.























                              8

                 EXECUTIVE COMPENSATION

Five Year Performance Graph

     Comparison of Five-Year Cumulative Returns Among the Company, American Stock Exchange Composite ("AMEX") and the Insurance
Industry Listed Companies (1):


SEE APPENDIX GRAPH 1.


























(1) Total Return Calculations provided by CRSP. The firm that provided the service for 1992 is no longer providing that service.

     The Stock Performance Graph, as presented above, reflects the cumulative return on the common stocks of the Company, AMEX and the Insurance Industry, respectively, assuming an original investment in each of $100 on December 31, 1988 (the "base") and reinvestment of quarterly dividends. Cumulative returns for each fiscal year subsequent to 1988 are measured as a change from this base.

     The Company's cumulative return tracked the AMEX and Insurance indices through 1991. Since that time, the Company's return declined substantially, as earnings have declined for 1992 and reflected a substantial loss for 1993. Trading in the Company's stock was halted on May 13, 1994, and no determination was made for 1994.
                              9
                    EXECUTIVE COMPENSATION

Retirement Plans

     UCIC, URIC and Global are participating employers in a profit sharing plan under Section 401(k) of the Internal Revenue Code, maintained by Lawrence Group (401(k) Plan). The 401(k) Plan covers all employees of UCIC, URIC and Global who have completed one year of service and have attained age twenty and one-half. Each year, UCIC, URIC and Global contribute to the 401(k) Plan such amounts as the Boards of Directors, in their discretion, may determine. In addition, participants may elect to reduce their salary and to have such amounts contributed by the Company to the 401(k) Plan. The participants' accounts are fully vested at all times. The 401(k) Plan was adopted effective as of January 1, 1986. The cost to the Company, including UCIC through July 7, 1994 of the 401(k) Plan was approximately $23,000, $66,000 and $63,000 for 1994, 1993 and 1992,
respectively. These costs include $2,000 in 1994, $4,000 in 1993 and $4,000 in 1992 for executive officers.

Directors' Fees

     Directors of the Company are paid $600 for each regular meeting of the Board of Directors which they attend.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company paid $0, $3,548,387 and $6,306,910 in dividends to Lawrence Group in 1994, 1993 and 1992, respectively.

     The Company and its subsidiaries supplemented the activities that were performed in-house by obtaining various services from AWL, a subsidiary of LAC, which is a subsidiary of Lawrence Group, pursuant to agreements between the Company's subsidiaries and AWL. Under the terms of the Agency Agreement, AWL and its affiliates receive commissions when they are the agent for the transaction. UCIC received a substantial portion of its written premiums through AWL. In 1993 and 1992, UCIC incurred $21,902,732 and $22,757,553, respectively, in commissions. AWL paid a substantial portion of these commissions to external brokers and subagents. At December 31, 1993 and 1992, premiums receivable included $5,999,680 and $5,871,812, respectively, due from AWL.

     Under a management consultant agreement with AWL in effect since 1982, UCIC received technical, accounting and management assistance in various administrative areas. These costs were $915,172 and $1,137,176 in 1993 and 1992, respectively. During
1992, AWL provided policy issuance and customer service functions for UCIC on its auto assigned risk policies at a cost of $343,223. There were no corresponding costs for 1993. AWL was reimbursed at cost for the services under this agreement.


                              10
     UCIC subleased various office space from LAC. Rent expense totaled $493,169 for 1993 and $445,501 for 1992.

     In September 1992, Global entered into a sublease agreement with LAC to rent space located in Atlanta, Georgia. The sublease is for a term ending on September 1, 1995. Annual rent expense is $7,497 under this sublease.

     The Company's subsidiaries held various notes receivable from other Lawrence Group affiliates at December 31, 1994 and 1993. The notes are included in Other Invested Assets on the accompanying Consolidated Balance Sheets and amounted to $269,050 and $816,802 at December 31, 1994 and 1993, respectively. Interest rates charged on these notes are Prime plus 1%. Interest income earned with respect to these loans totalled $40,121, $106,496 and $186,885 for the years ended December 31, 1994, 1993 and 1992, respectively.

     The Company and its subsidiaries hold mortgage loans from employees of Lawrence Group as well as officers and directors of the Company and its subsidiaries. These loans totalled $186,490 and $313,428 at December 31, 1994 and 1993, respectively. Interestrates on the mortgages include variable and fixed rates, with the fixed rates ranging from 7% to 8.5% and variable rates ranging from one-year Treasury Bill rate plus 3% to Prime plus 1%.

     UCIC paid $200,000 in 1993 and $75,000 in 1992 for advertising to the Albany River Rats, an affiliate of Lawrence Group.

     Senate ceded a portion of its A&H business to UCIC. Written premiums ceded to UCIC under this arrangement amounted to $1,462,492 in 1994. Benefits and other underwriting expenses ceded to UCIC totalled $1,299,047. As a result of the reinsurance arrangement, Senate's accounts reflect a net payable to UCIC of $78,982 at December 31, 1994.

     During 1994, UCIC performed various investment and management services for Senate. The management fee charged by UCIC during 1994 amounted to $52,274.

     Senate obtains a significant portion of its business from LAC to which it pays commissions. These commission expenses totalled $963,280, $942,461 and $849,969 in 1994, 1993 and 1992,
respectively. LAC pays a portion of these to external brokers and subagents. Senate pays AWL for management servicesassociated with Senate business. These payments were $60,000 annually for 1994, 1993 and 1992.

     URIC invested $14,000,000 in the notes of Alpha Trust which in turn invested in notes issued by Lawrence Group, which owns approximately 93% of the Company.



                              11
     URIC had several reinsurance agreements with UCIC that were terminated prior to 1994. However, each company remains liable for its obligations incurred for the periods of time the agreements were in effect. At December 31, 1994, URIC had a net liability to UCIC under these agreements of $1,488,000.

     URIC incurred $59,817 in 1994 for certain management and accounting services obtained from UCIC.

     As of December 31, 1994 and 1993, the Company had income taxes recoverable of $120,841 and $6,968,955, respectively. The amounts for 1994 are due from various states while the amounts at December 31, 1993 were principally due from Lawrence Group pursuant to the tax sharing agreement.


                         PROPOSAL NO. 2
                 RATIFICATION OF APPOINTMENT OF
           APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P., have been appointed by the Board of Directors, upon the recommendation of the audit Committee of the Board of Directors, as independent accountants for the Company to examine and report on its financial statements for 1995. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The appointment of the independent accountants will be ratified if it receives the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Meeting, in person or by proxy. Submission of the appointment of the accountants to the Stockholders for ratification will not limit the authority of the Board of Directors or its Audit Committee to appoint another accounting firm to serve as independent accountants if the present accountants resign or their engagement is otherwise terminated.

     The Board of Directors recommends a Vote "FOR" this proposal.


    ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

          Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.





                              12
Stockholder Approval

     Approval of Proposals 1 and 2 requires the affirmative vote of the holders of a majority of the total number of shares of Common Stock represented at the Annual Meeting. Stockholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting.

                         OTHER MATTERS

Absence of Dissenters' or Appraisal Rights

     Under Section 262 of the Delaware General Corporation Law, Stockholders have the right to dissent from certain corporate actions. In such cases, dissenting Stockholders are entitled to have their shares appraised and paid the fair value of their shares provided that certain procedures perfecting their rights are followed. The proposals described in this proxy statement do not entitle a Stockholder to exercise any such dissenters' or appraisal rights.


Form 10-K Annual Report

     UPON WRITTEN REQUEST BY A STOCKHOLDER, THE COMPANY WILL
FURNISH THAT PERSON, WITHOUT CHARGE, A COPY OF THE FORM 10-K ANNUAL REPORT FOR 1994 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES
THERETO. Requests should be addressed to Lawrence Insurance Group, Inc., Attn: Public Relations Department, 3000 Troy Road,
Schenectady, New York 12309-1614.

Solicitation and Expenses of Solicitation

     Officers and employees of the Company may solicit proxies. Proxies may be solicited by personal interview, mail, telegraph and telephone. Brokerage houses and other institutions, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock, and will be reimbursed for their reasonable out-of-pocket expenses in forwarding such soliciting material. the costs of preparing this Proxy Statement and all other costs in connection with the solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. It is estimated that said costs will be nominal.

Shareholder proposals

     Shareholder proposals intended to be presented to next year's Annual Meeting of Shareholders expected to be held during May, 1996, must be received by the Company by December 12, 1995 for inclusion in the Company's proxy material relating to that meeting.


                              13

     Your cooperation in giving this matter your immediate attention and in returning your proxies promptly will be appreciated.



                    By Order of the Board of Directors.



                    BARBARA C. LAWRENCE


                    Secretary


New York, New York
August 9, 1995



































                              14

APPENDIX

GRAPH 1 - Five year performance graph has been filed in paper format under Form SE in accordance with Reles 311 and 304(d)(1) of Regulation S-T.
















































                              15